As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-292880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	59-3410522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9015 Town Center Parkway, Suite 143

Lakewood Ranch, Florida 34202

(813) 286-7900

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Janet Huffman

Chief Executive Officer

Oragenics, Inc.

9015 Town Center Parkway, Suite 143

Lakewood Ranch, Florida 34202

(813) 286-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark A. Catchur, Esq.

Julio Esquivel, Esq.

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Boulevard, Suite 2800

Tampa, Florida 33602

Telephone: (813) 229-7600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this pre-effective amendment (the “Amendment”) to our Registration Statement on Form S-3, as amended (File No. 333-292880), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2026 (the “Registration Statement”), as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibit Index

Exhibit number	Exhibit description	Form	File no.	Exhibit	Filing date	Filed herewith
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation as amended prior to December 29, 2017 (including certificates of designation of Series A, B and C Preferred Stock)	8-K	001-32188	3.1	12/29/17

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation dated effective December 29, 2017	8-K	001-32188	3.2	12/29/17

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation effective January 19, 2018	8-K	001-32188	3.1	1/19/18

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.4	6/26/18

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.5	2/28/22

3.6	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	1/23/2023

3.7	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	8/7/2023

3.8	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	12/8/2023

3.9	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	12/15/2023

3.10	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	5/28/2025

3.11	Articles of Amendment to Amended and Restated Articles of Incorporation	8-K	001-32188	3.1	7/2/2025

3.12	Bylaws	SB-2	333-100568	3.2	10/16/02

3.13	First Amendment to Bylaws	8-K	001-32188	3.1	6/9/10

3.14	Second Amendment to Bylaws	8-K	001-32188	3.1	8/24/10

3.15	Third Amendment to Bylaws	8-K	001-32188	3.9	2/28/22

4.1	Specimen Stock Certificate	8-K	001-32188	4.1	1/23/23

4.2*	Form of Warrant

4.3*	Form of Warrant Agreement

4.4*	Form of Unit

4.5*	Form of Unit Agreement

5.1	Opinion of Shumaker, Loop & Kendrick, LLP	S-3	333-292880	5.1	1/22/26

23.1	Consent of Cherry Bekaert LLP, an Independent Public Accounting Firm	S-3/A	333-292880			X

23.2	Consent of Shumaker, Loop & Kendrick, LLP (included in Exhibit 5.1)	S-3	333-292880	23.2	1/22/26

24.1	Powers of Attorney (included on signature page).	S-3	333-292880	24.1	1/22/26

107	Filing Fee Table	S-3	333-292880	107	1/22/26

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on March 19, 2026.

ORAGENICS, INC.

By:	/s/ Janet Huffman
Janet Huffman
President, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated and on March 19, 2026.

Signature	Title

/s/ Janet Huffman	President, Chief Executive Officer (Principal Executive Officer) and
Janet Huffman	Chief Financial Officer (Principal Financial Officer)

*	Chairman and Director
Charles L. Pope

*	Director
Robert C. Koski

*	Director
Frederick W. Telling

*	Director
Alan W. Dunton

*	Director
John Gandolfo

*	Director
Natasha Giordano